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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     December 28, 2000
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                       Wells Real Estate Fund XII, L.P.
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            (Exact name of registrant as specified in its charter)


                                    Georgia
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                (State or other jurisdiction of incorporation)


       0-30287                                            58-2438242
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(Commission File Number)                  (IRS Employer Identification No.)


         6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code     (770) 449-7800
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         (Former name or former address, if changed since last report)
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Item 2.  Acquisition of Assets

The AT&T Call Center Buildings

Purchase of the AT&T Call Center Buildings. On December 28, 2000, the Wells Fund
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XII - REIT Joint Venture Partnership ("Fund XII-REIT Joint Venture") a joint venture between Wells Real Estate Fund XII, L.P. (the "Registrant") and Wells Operating Partnership, L.P. ("Wells OP"), the operating partnership for Wells Real Estate Investment Trust, Inc. ("Wells REIT"), acquired a one-story office building and a two-story office building containing an aggregate of approximately 128,500 rentable square feet located at 3201 Quail Springs Parkway, Oklahoma City, Oklahoma (the "AT&T Call Center Buildings"). The Fund XII-REIT Joint Venture purchased the AT&T Call Center Buildings from OKC Real Estate Investments, Inc. ("OKC") pursuant to that certain Agreement for the Purchase and Sale of Property between OKC and Wells Capital, Inc. ("Wells Capital"). OKC is not in any way affiliated with Wells Fund XII or its general partners or other affiliates.

     Wells Capital, the original purchaser under the agreement, assigned its rights under the agreement to the Fund XII-REIT Joint Venture at closing. The Fund XII-REIT Joint Venture paid a purchase price of $15,300,000 for the AT&T Call Center Buildings and incurred additional acquisition expenses in connection with the purchase of the AT&T Call Center Buildings, including attorneys' fees, recording fees and other closing costs, of approximately $27,554.

     Wells Fund XII made a capital contribution of $8,591,000 and Wells OP made a capital contribution of $6,736,554 to the Fund XII-REIT Joint Venture to fund their respective shares of the acquisition costs for the AT&T Call Center Buildings.

Description of the AT&T Call Center Buildings and the Site.  As set forth above,
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the AT&T Call Center Buildings consist of a one-story office building and a two-
story office building containing approximately 50,000 and 78,500 rentable square feet, respectively, on a 11.34 acre tract of land. Construction on the buildings was completed in April 1998 and December 2000, respectively. The two adjacent buildings are connected by a mutual hallway. Both buildings are constructed using a steel frame with steel beams on a concrete slab with concrete footings. The exterior walls are made of tilt-up concrete panels with punched openings around the perimeter. The windows consist of tempered glass in aluminum frames. The interior walls consist of gypsum board covered with semi-gloss enamel paint. In addition, the two-story office building contains a fully equipped cafeteria and an elevator. There are approximately 775 paved surface parking spaces at the site.

     The AT&T Call Center Buildings are located in the Quail Springs Office Park North in Oklahoma City, Oklahoma. Quail Springs Office Park North is located in the northwest sector of Oklahoma City, approximately 8 to 11 miles northwest of the central business district. Oklahoma City is known for its competitive real estate prices, available space for business, supportive governmental services, good labor quality and diversified economic base. The city's largest employers include the State of Oklahoma, Avaya, Inc., Southwestern Bell Telephone and General Motors Corporation.

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     An independent appraisal of the AT&T Call Center Buildings was prepared by
Isaacs & Associates, real estate appraisers and consultants, as of July 14, 2000, pursuant to which the market value of the land and the leased fee interest subject to the AT&T lease and the Jordan lease (described below) was estimated to be $15,400,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the AT&T Call Center Buildings will continue operating at a stabilized level with tenants occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. The Fund XII-REIT Joint Venture also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the AT&T Call Center Buildings were satisfactory.

The AT&T Lease.  The entire 78,500 rentable square feet of the two-story office
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building and 25,000 rentable square feet of the one-story office building are currently under a net lease agreement with AT&T Corp. ("AT&T"). The landlord's interest in the AT&T lease was assigned to the Fund XII-REIT Joint Venture at the closing. The AT&T lease commenced on April 1, 2000, and the initial term expires on November 30, 2010. AT&T has the right to extend the AT&T lease for two additional five-year periods of time at the then-current fair market rental rate upon delivering written notice within 240 days prior to lease expiration.

     AT&T is among the world's leading voice and data communications companies, serving consumers, businesses and governments worldwide. AT&T has one of the largest digital wireless networks in North America and is one of the leading suppliers of data and internet services for businesses. In addition, AT&T offers outsourcing, consulting and networking-integration to large businesses and is one of the largest direct internet access service providers for consumers in the United States. During fiscal year 1999, AT&T had net income of approximately $3.43 billion on revenues of over $62.39 billion.

     The base rent payable for the initial lease term of the AT&T lease is as follows:

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        Lease Months           Annual Rent    Rentable Square Feet/Year
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        Months 1 to 8*         $  300,000              $12.00
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        Months 9 to 35         $1,242,000              $12.00
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        Months 36 to 65        $1,293,750              $12.50
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        Months 66 to 95        $1,345,500              $13.00
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        Months 96 to 125       $1,397,250              $13.50
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*For occupancy of 25,000 square feet of the one-story office building only.

     Under the AT&T lease, AT&T is required to pay, as additional monthly rent, its gas, water and electricity costs and all operating expenses, including but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies and such other operating expenses with respect to its portion of the AT&T Call Center Buildings. In addition, AT&T is responsible for all routine

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maintenance and repairs to its portion of the AT&T Call Center Buildings. The
Fund XII-REIT Joint Venture, as landlord, will be responsible for the repair and replacement of the roof, foundation, load bearing items, exterior surface walls, plumbing, pipes, conduits and electrical, mechanical and plumbing systems of the AT&T Call Center Buildings. AT&T must obtain written consent from the Fund XII-REIT Joint Venture before making any alterations to the premises in excess of $10,000.

     AT&T has a right of first offer to lease the remainder of the space in the one-story office building currently occupied by Jordan Associates, Inc. ("Jordan"), as described below, if Jordan vacates the premises.

The Jordan Lease.  Jordan currently occupies the remaining 25,000 rentable
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square feet contained in the one-story office building under a net lease agreement. The landlord's interest in the Jordan lease was also assigned to the Fund XII-REIT Joint Venture at the closing. The Jordan lease commenced on April 1, 1998, and the initial term expires on March 31, 2008. Jordan has the right to extend the Jordan lease for one additional five-year period of time at the then-current fair market rental rate upon delivering written notice within 240 days prior to expiration of the initial lease term.

     Jordan provides businesses with advertising and related services including public relations, research, direct marketing and sales promotion. Through this corporate office and other offices in Tulsa, St. Louis, Indianapolis and Wausau, Wisconsin, Jordan provides services to major clients such as Bank One, Oklahoma, N.A., BlueCross & BlueShield of Oklahoma, Kraft Food Services, Inc., Logix Communications and the American Dental Association. Jordan employs approximately 100 employees and has been in business for over 35 years.

     The base rent payable for the initial lease term of the Jordan lease is as follows:

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        Lease Months            Annual Rent   Rentable Square Feet/Year
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        Months 1 to 60           $294,500              $11.78
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        Months 61 to 120         $332,000              $13.28
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     Under the Jordan lease, Jordan is required to pay as additional monthly rent its gas, water and electricity costs and all operating expenses, including, but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies and such other operating expenses with respect to its portion of the one-story building. In addition, Jordan is responsible for all routine maintenance and repairs to its portion of the one-story building. The Fund XII-REIT Joint Venture, as landlord, will be responsible for the repair and replacement of the roof, foundation, load bearing items, exterior surface walls, plumbing, pipes, conduits and electrical, mechanical and plumbing systems of the AT&T Call Center Buildings. Jordan must obtain written consent from the Fund XII-REIT Joint Venture before making alterations to the premises.

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Property Management Fees.  Wells Management Company, Inc. ("Wells Management"),
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an affiliate of the Registrant, has been retained to manage and lease the AT&T
Call Center Buildings. The Fund XII-REIT Joint Venture will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the AT&T Call Center Buildings, subject to certain limitations.

Item 7.   Financial Statements and Exhibits.

      (a) Financial Statements. Since it is impracticable to provide the
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required financial statements for the acquired real properties described in this report at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed by amendment to this Form 8-K on or before March 13, 2001, which date is within the 60-day period allowed to file such amendment.

      (b) Pro Forma Financial Information. See Paragraph (a) above.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WELLS REAL ESTATE FUND XII, L.P.
                                      Registrant


                                      By: /s/ Leo F. Wells
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                                         Leo F. Wells, III, as General Partner
                                         and as President and sole Director of
                                         Wells Capital, Inc., the General
                                         Partner of Wells Partners, L.P.,
                                         General Partner

Date:  January 10, 2001

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